UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

PHP Ventures Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40696	86-3368971
(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd St., Suite 3001

New York, NY, 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +1 (917) 764-4996

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

*Registrant was suspended from trading on Nasdaq on April 19, 2024 and a Form 25 was filed on June 28, 2024.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed on January 23, 2026, at a virtual special meeting of the stockholders of PHP Ventures Acquisition Corp., a Delaware corporation (the “Company”) held on January 20, 2026, at 9:00 a.m. Eastern Time, the stockholders of the Company approved, among other things, amended extension terms (the “Extension Amendment”), to extend the date by which the Company must consummate an initial business combination from August 16, 2025 to December 31, 2026.

In connection with the Extension Amendment, the monthly contribution required to be deposited by the Company into its trust account (the “Trust Account”), for the benefit of its public stockholders in order to extend the date by which the Company must consummate an initial business combination by one month was revised to $957.30 (the “Revised Extension Amount”).

Prior to the approval of the Extension Amendment, the Company had deposited $4,770.70, in accordance with the previous extension terms, into the Trust Account for each month extension period from August 16, 2025 through March 16, 2026, in each case to extend the deadline by one month.

As a result, the amounts deposited by the Company into the Trust Account for the period from August 16 2025 through March 16, 2026, exceeded the Revised Extension Amount. Accordingly, the trustee of the Trust Account returned to the Company the overfunded amount of such excess contributions.

In addition, the Company has announced that it caused to be deposited $957.30 into the Trust Account, in order to allow additional time for the Company to extend the date by which it may consummate an initial business combination by one month from April 16, 2026 to May 16, 2026.

SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed by the duly authorized undersigned.

PHP VENTURES ACQUISITION CORP.

Date: April 21, 2026	By:	/s/ Marcus Choo Yeow Ngoh
	Name:	Marcus Choo Yeow Ngoh
	Title:	Chief Executive Officer and Director